EXHIBIT 99.1

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	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com

SPHERION ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., October 25, 2004 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter ended September 24, 2004.

FINANCIAL HIGHLIGHTS

•	Third quarter 2004 revenues were $507.7 million compared with $443.9 million in the third quarter of 2003, an increase of 14.4%.

•	The net earnings (loss) for the third quarter were $29.7 million or $0.48 per diluted share in 2004, including $27.4 million or $0.44 per share from discontinued operations. This compares with ($1.9) million or ($0.03) per share in the third quarter of 2003, including ($2.4) million or ($0.04) per share from discontinued operations.

•	Earnings from continuing operations were $2.4 million or $0.04 per share in the third quarter 2004 compared with $0.5 million or $0.01 per share in the third quarter 2003.

•	Adjusted earnings from continuing operations, which excludes restructuring charges and a loss on bond redemption, were $2.8 million or $0.04 per share for the third quarter 2004 and $2.0 million or $0.03 per share in the third quarter 2003.

•	Revenues for the first nine months of 2004 were $1.5 billion compared with $1.3 billion for the same period in 2003. The net earnings for the nine-month period were $24.4 million or $0.40 per share in 2004, including $22.0 million or $0.36 per share from discontinued operations. This compares with a loss of ($13.2) million or ($0.22) per share, including a loss from discontinued operations of ($11.1) million or ($0.19) per share for the first nine months in 2003.

     Spherion President and Chief Executive Officer Roy Krause commented, “Our sales trends were strong again this quarter in both Staffing and Professional Services. Increasing permanent placement trends and accelerating growth in clerical staffing are indicative of continuing improvement in the labor market.”

     Krause continued, “Over the last year temporary staffing margins have declined due to both pricing pressure and increased state unemployment costs. Therefore, to achieve our goal of increased operating margins and operating cash flow, we have taken and will continue to take steps to stabilize and expand gross profit margins while implementing business process changes that will better align our delivery costs with prevailing margins, especially with our largest clients.”

OPERATING PERFORMANCE

     Staffing Services revenue increased by 14% year over year, driven by accelerating growth in clerical temporary staffing and continued strength in light industrial temporary staffing. Gross profit margins in Staffing Services were lower than prior year due to reduced volumes in managed services and lower margins in both managed services and temporary staffing. Temporary staffing gross profit margins were lower, as noted above, due to competitive pricing pressure and increased state unemployment taxes. The reduced gross profit margins, combined with increases in employee and other costs, resulted in a segment operating profit margin of 1.1% in the third quarter 2004 compared with 2.5% in the third quarter of 2003.

     Professional Services revenue growth was 16% on a year over year basis in the third quarter 2004, reflecting growth primarily in information technology and to a lesser extent legal and human resource staffing. Gross profit margins in the third quarter of 2004 increased 60 basis points compared with the prior year, reflecting a higher mix of permanent placement revenue, which more than offset decreased temporary staffing margins. The temporary staffing gross profit margins were lower than the same period last year due to pricing declines and increased state unemployment taxes. Strong revenue growth in both temporary and permanent placement services along with cost containment efforts improved the segment operating margin to 6.7% in the third quarter of 2004 compared with 2.5% in the third quarter of 2003.

OTHER ITEMS

     The Company is scheduled to complete the implementation of the final phase of its enterprise-wide information system in early November and currently has approximately 625 locations operating on the new system. Immediately following the final conversion, the Company will be in a position to realize significant additional cost reductions and implement additional business process improvements.

     As previously announced, the Company is in the process of selling its call center outsourcing operations. The financial results of this business have been reclassified as discontinued operations and the Company recorded a pre-tax charge of $10.0 million, which is primarily non-cash, for the estimated loss on disposal of this business. This charge was partially offset by a net gain recorded on the sales of the Company’s international recruiting operations earlier in the third quarter. In addition, related to the international divestitures, the Company recognized a previously deferred tax benefit of $26.0 million.

OUTLOOK

     Krause commented, “Based on recent sales trends, the Company currently anticipates revenue for the fourth quarter of 2004 will be between $530 and $550 million. Earnings from continuing operations are expected to be between $0.05 and $0.09 per share. This guidance assumes a tax rate of 35% for the fourth quarter plus a benefit of approximately $0.02 per share for prior quarters’ impact of recently enacted tax law changes. Due to the timing of the Company’s fiscal calendar, the fourth quarter will include fourteen weeks of activity compared with thirteen weeks in a normal quarter.”

About Spherion

     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Debt Compliance- Failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; certain contracts contain termination provisions and pricing risks; the disposition of our discontinued operations may create future liabilities related to contract indemnifications; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings (loss) from continuing operations include, but are not limited to, restructuring charges, gains/losses on the sale of assets, goodwill impairment charges and gains (losses) on the early retirement of debt, net of taxes. Adjusted earnings (loss) from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings (loss) from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings (loss) from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	September 24,	September 26,
	2004	2003
Revenues (1)	$507,728	$443,871
Cost of services	401,877	345,356

Gross profit (2)	105,851	98,515

Selling, general and administrative expenses	100,455	95,419
Interest expense	1,475	1,495
Interest income	(807)	(1,149)
Restructuring and other charges	(238)	2,418
Other losses (4)	841	—

	101,726	98,183

Earnings from continuing operations before income taxes and discontinued operations	4,125	332
Income tax (expense) benefit	(1,732)	138

Earnings from continuing operations before discontinued operations	2,393	470

Discontinued operations:
Loss from discontinued operations (3)	(3,032)	(3,311)
Income tax benefit	30,382	897

Earnings (loss) from discontinued operations	27,350	(2,414)

Net earnings (loss)	$29,743	$(1,944)

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.04	$0.01
Earnings (loss) from discontinued operations	0.45	(0.04)

	$0.49	$(0.03)

Earnings (loss) per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.04	$0.01
Earnings (loss) from discontinued operations	0.44	(0.04)

	$0.48	$(0.03)

Weighted average shares used in computation of earnings (loss) per share:
Basic	61,311	60,054
Diluted	62,178	60,382

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $1,993 in 2004.

(4)	Includes the loss on redemption of the remaining convertible subordinated notes of $841 in 2004.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Nine Months Ended
	September 24,	September 26,
	2004	2003
Revenues (1)	$1,460,877	$1,265,543
Cost of services	1,151,179	980,663

Gross profit (2)	309,698	284,880

Selling, general and administrative expenses	293,459	286,600
Interest expense	4,559	4,646
Interest income	(2,994)	(4,101)
Restructuring and other charges	8,617	1,942
Other losses (gains) (4)	841	(313)

	304,482	288,774

Earnings (loss) from continuing operations before income taxes and discontinued operations	5,216	(3,894)
Income tax (expense) benefit	(2,792)	1,794

Earnings (loss) from continuing operations before discontinued operations	2,424	(2,100)

Discontinued operations:
Loss from discontinued operations (3)	(13,175)	(11,115)
Income tax benefit (expense)	35,166	(10)

Earnings (loss) from discontinued operations	21,991	(11,125)

Net earnings (loss)	$24,415	$(13,225)

Earnings (loss) per share-Basic:
Earnings (loss) from continuing operations before discontinued operations	$0.04	$(0.04)
Earnings (loss) from discontinued operations	0.36	(0.19)

	$0.40	$(0.22)

Earnings (loss) per share-Diluted:
Earnings (loss) from continuing operations before discontinued operations	$0.04	$(0.04)
Earnings (loss) from discontinued operations	0.36	(0.19)

	$0.40	$(0.22)

Weighted average shares used in computation of loss per share:
Basic	60,914	59,859
Diluted	61,781	59,859

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $5,080 and $1,053 in 2004 and 2003, respectively.

(4)	Includes the loss on redemption of the remaining convertible subordinated notes of $841 in 2004 and a gain from the repurchase of convertible subordinated notes of $313 in 2003.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	September 24,	December 26,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents	$9,242	$21,248
Receivables, less allowance for doubtful accounts of $5,222 and $6,671	328,795	330,001
Deferred tax asset	26,042	20,868
Income tax receivable	11,865	20,710
Insurance deposit	27,156	27,412
Other current assets	18,187	19,261
Assets of discontinued operations	21,159	—

Total current assets	442,446	439,500
Goodwill	47,695	49,977
Property and equipment, net	101,333	133,448
Deferred tax asset	134,752	144,154
Insurance deposit	70,170	67,688
Intangibles and other assets	29,079	30,067

	$825,475	$864,834

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses	$99,214	$97,019
Accrued salaries, wages and payroll taxes	65,250	60,282
Revolving lines of credit	48,499	—
Accrued insurance reserves	35,473	36,849
Current portion of long-term debt and other short-term borrowings	3,532	6,939
Accrued restructuring	3,638	5,531
Other current liabilities	6,865	7,391
Liabilities of discontinued operations	2,564	—

Total current liabilities	265,035	214,011
Long-term debt, net of current portion	12,956	8,325
Convertible subordinated notes	—	89,748
Accrued insurance reserves	30,634	29,110
Accrued income tax payable	54,228	79,423
Deferred compensation and other long-term liabilities	31,923	32,372

Total liabilities	394,776	452,989

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 4,399,319 and 5,425,781 shares, respectively	(42,197)	(54,971)
Additional paid-in capital	848,420	852,995
Accumulated deficit	(378,185)	(402,600)
Accumulated other comprehensive income	2,008	15,768

Total stockholders’ equity	430,699	411,845

	$825,475	$864,834

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management
	Guidance	Three Months
	Three Months	Ended	Three Months Ended		Nine Months Ended
	Ended
	December 31,	December 26,	September 24,	September 26,	September 24	September 26,
	2004	2003	2004	2003 (1)	2004	2003 (1)
Adjusted earnings (loss) from continuing operations		$1,986	$2,767	$2,041	$8,294	$(1,032)
Restructuring and other charges, net of tax		(1,471)	148	(1,571)	(5,348)	(1,262)
Other (losses) gains, net of tax		—	(522)	—	(522)	194

Earnings (loss) from continuing operations		515	2,393	470	2,424	(2,100)

(Loss) earnings from discontinued operations		(1,203)	27,350	(2,414)	21,991	(11,125)

Net (loss) earnings		$(688)	$29,743	$(1,944)	$24,415	$(13,225)

Per share-Diluted amounts:
Adjusted earnings (loss) from continuing operations	$0.05 to $0.09	$0.03	$0.04	$0.03	$0.13	$(0.02)
Restructuring and other charges, net of tax	—	(0.02)	0.00	(0.03)	(0.09)	(0.02)
Other (losses) gains, net of tax	—	—	(0.01)	—	(0.01)	0.00

Earnings (loss) from continuing operations	$0.05 to $0.09	0.01	0.04	0.01	0.04	(0.04)

(Loss) earnings from discontinued operations		(0.02)	0.44	(0.04)	0.36	(0.19)

Net (loss) earnings		$(0.01)	$0.48	$(0.03)	$0.40	$(0.22)

Weighted average shares used in computation of earnings (loss) per share:
Diluted		60,735	62,178	60,382	61,781	59,859

(1)	Results from continuing operations for both the three and nine months ended September 26, 2003 have been updated from prior year for the reclassification of discontinued operations.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 24,	September 26,	June 25,	September 24,	September 26,
	2004	2003	2004	2004	2003
Revenues:
Staffing Services	$404,016	$354,488	$383,588	$1,161,703	$1,004,364
Professional Services	103,712	89,383	102,349	299,174	261,179

Segment revenue	$507,728	$443,871	$485,937	$1,460,877	$1,265,543

Gross profit:
Staffing Services	$71,794	$69,739	$71,834	$215,082	$200,800
Professional Services	34,057	28,776	33,126	94,616	84,080

Segment gross profit	$105,851	$98,515	$104,960	$309,698	$284,880

Segment operating profit:
Staffing Services	$4,337	$8,711	$5,723	$16,774	$18,543
Professional Services	6,946	2,265	7,736	16,960	3,760

Segment operating profit	11,283	10,976	13,459	33,734	22,303

Unallocated corporate costs	(5,764)	(7,758)	(5,635)	(17,072)	(23,682)
Amortization of Intangibles	(123)	(122)	(123)	(423)	(341)
Interest expense	(1,475)	(1,495)	(1,641)	(4,559)	(4,646)
Interest income	807	1,149	1,169	2,994	4,101
Restructuring and other charges	238	(2,418)	29	(8,617)	(1,942)
Other (losses) gains	(841)	—	—	(841)	313

Earnings (loss) from continuing operations before income taxes and discontinued operations	$4,125	$332	$7,258	$5,216	$(3,894)

MEMO:
Gross profit margin:
Staffing Services	17.8%	19.7%	18.7%	18.5%	20.0%
Professional Services	32.8%	32.2%	32.4%	31.6%	32.2%
Total Spherion	20.8%	22.2%	21.6%	21.2%	22.5%

Segment operating profit margin:
Staffing Services	1.1%	2.5%	1.5%	1.4%	1.8%
Professional Services	6.7%	2.5%	7.6%	5.7%	1.4%
Total Spherion	2.2%	2.5%	2.8%	2.3%	1.8%

Supplemental Cash Flow Information:
Operating cash flow	$(16,634)	$3,060	$14,899	$703	$81,234
Capital expenditures	$2,413	$17,472	$3,458	$10,390	$58,887
Depreciation and amortization	$7,143	$7,439	$7,144	$22,798	$21,268
DSO	60	53	57	60	53

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 24, 2004	September 26, 2003	June 25, 2004	September 24, 2004	September 26, 2003
Staffing Services
Revenue by Skill:
Clerical	$249,373	$234,660	$241,834	$737,823	$682,745
Light Industrial	154,643	119,828	141,754	423,880	321,619

Segment Revenue	$404,016	$354,488	$383,588	$1,161,703	$1,004,364

Revenue by Service:
Temporary Staffing	$332,130	$272,661	$304,395	$922,236	$755,228
Managed Services	68,363	78,542	75,464	228,499	240,540
Permanent Placement	3,523	3,285	3,729	10,968	8,596

Segment Revenue	$404,016	$354,488	$383,588	$1,161,703	$1,004,364

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	15.3%	16.8%	15.9%	15.4%	16.9%
Managed Services	25.6%	26.1%	26.3%	27.2%	26.9%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	17.8%	19.7%	18.7%	18.5%	20.0%

Professional Services
Revenue by Skill:
Information Technology	$65,285	$55,973	$67,552	$196,557	$171,038
Finance & Accounting	24,353	23,126	23,716	67,913	61,797
Other	14,074	10,284	11,081	34,704	28,344

Segment Revenue	$103,712	$89,383	$102,349	$299,174	$261,179

Revenue by Service:
Temporary Staffing	$91,907	$81,498	$91,880	$268,328	$238,575
Permanent Placement	11,805	7,885	10,469	30,846	22,604

Segment Revenue	$103,712	$89,383	$102,349	$299,174	$261,179

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.2%	25.6%	24.7%	23.8%	25.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	32.8%	32.2%	32.4%	31.6%	32.2%